INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-54783, 33-
54789, 33-61471, and 33-61473 of Gottschalks
Inc. on Form S-8 of our report dated February
23, 1999 (March 1, 1999 as to Note 3),
appearing in this Annual Report on Form 10-K of Gottschalks Inc. for the year ended January
30, 1999.



\s\  Deloitte & Touche LLP

Fresno, California
April 26, 1999